Exhibit 99.1

Avid Strengthens Leadership Team to Accelerate Business
Performance

Avid welcomes Ken Gayron as Chief Financial Officer & Executive Vice President and elevates Jason Duva to Chief Legal and Administrative Officer & Executive Vice President

Avid also introduces several key appointments and strengthens its executive team and senior leadership to create better functional alignment, improve operational execution and bring new leadership talent to the organization

Burlington, Mass., May 31, 2018 - Avid® (Nasdaq: AVID) today announced changes in its executive and senior leadership teams, including the appointment of its new chief financial officer and the creation of the chief legal and administrative officer role, as well as several strategic appointments across product development, supply chain management and a number of key corporate functions. These changes are designed to enhance Avid’s operational capabilities to better position the Company to drive growth and improve business performance.

New executive officers
Ken Gayron has joined Avid in the role of Chief Financial Officer & Executive Vice President. With substantial experience in software and technology, Mr. Gayron worked half of his career in senior finance management for public companies helping to drive cash flow, profitability and enterprise value, most recently having served as CFO and interim CEO for Numerex, playing an integral part of the leadership team that led that company’s sale to Sierra Wireless. Previously, he served as the CFO of Osmotica Pharmaceutical Corp. and also held senior finance roles with software and technology providers Sensus, Inc. and Nuance Communications. The first half of his career was in investment banking with UBS Investment Bank and CIBC World Markets. Mr. Gayron’s responsibilities include finance, accounting, treasury, indirect procurement, corporate development and investor relations. Brian Agle, who held the position of CFO & SVP since December 2016, has departed Avid to pursue other interests.

“I’m excited to welcome Ken and anticipate that his experience, skills and management style will quickly sharpen Avid’s focus and execution while helping to improve the outcomes for the Company, our customers and partners, as well as our shareholders,” said Jeff Rosica, Chief Executive Officer & President of Avid. “Avid has earned a strong and unique position in today’s large and growing market for media technology. Coinciding with my first 100 days as CEO, I’m pleased to announce these strategic appointments that will enhance our executive and senior leadership teams in order to reinforce our ability to better capitalize on the opportunities in front of us and optimize business performance.”

Additionally, Avid has consolidated the leadership of certain global corporate administrative functions and resources under Jason Duva, who has been promoted to the newly created role of Chief Legal and Administrative Officer & Executive Vice President. Mr. Duva has been with Avid since 2005 and, most recently, had served as General Counsel & Senior Vice President of Strategic Initiatives. He is now responsible for legal, human resources, business operations, corporate IT and facilities, as well as the Company’s project management office, which spearheads cross-functional initiatives to improve operational performance.

Other executive team appointments
Avid has also taken several steps to better align executive leadership responsibilities for functional areas of its operations including:

To more tightly align technology investment with profitable growth and enable faster time to market, all aspects of Avid’s products and technology organizations are now unified under the leadership of Chief

Product Officer Dana Ruzicka - from technology strategy through product portfolio management and engineering development to commercialization strategy. A 25-year industry veteran, Mr. Ruzicka’s responsibilities now include software and hardware engineering, program management, product management, solutions marketing and alliance partnerships.

To bring better focus on optimizing its global supply chain and improving its end-to-end processes and performance from order to delivery, Avid has promoted Dave Perillo to Senior Vice President of Global Supply Chain Operations and elevated him to a member of the executive leadership team. Mr. Perillo joined Avid as Vice President of Global Supply Chain in 2017, bringing over 25 years’ experience in hardware and software technology supply chain management.

With the goal of driving cultural change and reshaping the Company’s workplace environment to foster a high performance culture, Avid has appointed Diana Brunelle as Chief Human Resources Officer & Vice President. Ms. Brunelle brings 25 years of human resources leadership, talent development and recruiting experience for companies including Arnold Worldwide and Digitas. With the addition of her background and expertise to the executive leadership, Avid will further develop a culture and environment that contributes equally to the success of the Company and each individual member of the Avid team globally.

Ms. Brunelle reports to Mr. Duva and Mr. Perillo reports to CEO Jeff Rosica. Both join the executive team which includes Duva, Gayron and Ruzicka, as well as Tom Cordiner, Senior Vice President of Global Sales, and Peter Ennis, Senior Vice President of Global Services & Support.

Several promotions within the senior leadership team
In line with its executive team changes, Avid also announced expanded responsibilities of several individuals on its senior leadership team with the following key promotions:

As a result of the elevation of Jason Duva, Avid announced the promotion of Alessandra Melloni to General Counsel & Vice President. She joined the Company’s legal team in 2014, most recently serving as Assistant General Counsel.

In line with the leadership changes in Avid’s products and technology functions, the Company has appointed industry veteran Tim Claman as Chief Technology Officer & Vice President of Product Management, reporting to Dana Ruzicka. Previously, Mr. Claman was Avid’s Vice President of Platform & Solutions and has held numerous senior executive positions in the media technology industry.

Sharon McGowan-Spinelli has been promoted to the newly created role of Vice President of Business Operations, reporting to Mr. Duva, to drive better alignment, performance and efficiency of its business operations under a united, shared resource organization to support the Company's sales, marketing, services, products and technology functions. Ms. McGowan-Spinelli previously held the role of Vice President Global Sales & Marketing Operations and Enablement for Avid.

Rosica concluded, “As we prepare Avid to better convert its market opportunities into more demonstrable results today and in the future, all of our organizational announcements will help to reshape our executive team and senior management in order to lead this charge. We’re grateful for the efforts and service of Brian during his tenure at Avid, and we wish him well.”

About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts.

With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2018 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice. FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com
(978) 640-3152

Investor Contact:
Dean Ridlon
Avid
dean.ridlon@avid.com
(978) 640-3379